EXHIBIT 21.01

                            WORKSAFE INDUSTRIES INC.


                                  SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 30, 1999


Name of Subsidiary                                    State of Incorporation
------------------                                    -----------------------

Disposable Safety Wear, Inc.                               Delaware

Worksafe Industries of Puerto Rico Inc. formerly           New York
known as Puerto Rico Safety Corporation

Puerto Rico Safety Equipment Corporation                   Delaware

Safety Wear Corp.                                          Delaware

Eastco Glove Technologies, Inc.                            Minnesota